EXHIBIT (a)(1)(B)
LETTER OF TRANSMITTAL
For Tender of Shares of Common Stock
Pursuant to the Offer to Purchase, Dated August 9, 2023
by
Pasithea Therapeutics Corp.
Up to 5,714,285 Shares of its Common Stock
At a Cash Purchase Price of $0.70 per Share
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 8, 2023, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).
Mail or deliver this Letter of Transmittal, or a facsimile, to:
If delivering by hand, express mail, courier, or other expedited service:	If delivering via a USPS Service:

Broadridge Corporate Issuer Solutions, LLC Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718	Broadridge Corporate Issuer Solutions, LLC Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717
Pursuant to the Offer to Purchase, the undersigned encloses herewith and tenders the following shares of the Company:
DESCRIPTION OF SHARES TENDERED (See Instruction 3)
Name(s) and Address(es) of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections.		Number of Shares Tendered (Book-Entry Shares) (Please fill in. Attach separate schedule if needed—See Instruction 3)

TOTAL SHARES:
THIS FORM SHOULD BE COMPLETED, SIGNED AND SENT TOGETHER WITH ALL OTHER DOCUMENTS TO BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC (THE “DEPOSITARY”) AT ONE OF THE ADDRESSES SET FORTH BELOW. DELIVERY OF THIS LETTER OF TRANSMITTAL OR OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH BELOW DOES NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE DEPOSITORY TRUST COMPANY (“DTC”) WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.
READ THE INSTRUCTIONS CAREFULLY BEFORE
COMPLETING THIS LETTER OF TRANSMITTAL.

Indicate below the order in which Shares are to be purchased in the event of proration (attach additional signed list if necessary). If you do not designate an order and if less than all Shares tendered are purchased due to proration, Shares will be selected for purchase by the Depositary. See Instruction 11.

1st:	2nd:	3rd:
4th:	5th:
YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND
COMPLETE THE IRS FORM W-9 OR, IF APPROPRIATE, IRS FORM W-8.
This Letter of Transmittal (together with any amendments and supplements thereto, this “Letter of Transmittal”) is to be used for delivery of shares of common stock, par value $0.0001 per share (each, a “Share,” and collectively, “Shares”), of Pasithea Therapeutics Corp. (the “Company,” “we,” “us” or “our”) pursuant to the procedures set forth in Section 3 of the Offer to Purchase dated August 9, 2023 (together with any amendments or supplements thereto, the “Offer to Purchase,” and together with this Letter of Transmittal and other related materials, as each may be amended or supplemented from time to time, the “Offer”).
Tendering stockholders must deliver timely all documents required by this Letter of Transmittal to the Depositary by 5:00 p.m., New York City time, on September 8, 2023, unless we extend or terminate the Offer (such date and time, as they may be extended, the “Expiration Date”). When used together with a specific time, the term Expiration Date refers to the date on which the Offer expires.
Tendering stockholders who cannot deliver timely all documents required by this Letter of Transmittal to the Depositary by the Expiration Date must tender their Shares in accordance with the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. All capitalized terms not otherwise defined herein have the meaning ascribed to them in the Offer to Purchase.
Your attention is directed in particular to the following:
1.	If you wish to retain Shares you own, you do not need to take any action.
2.	The purchase price for the Shares will be $0.70 per share (the “Purchase Price”).

METHOD OF DELIVERY
☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES OUTLINED IN SECTION 3 OF THE OFFER TO PURCHASE AND COMPLETE THE FOLLOWING:
Name(s) of Registered Owner(s):
Date of Execution of Notice of Guaranteed Delivery:
Name of Institution that Guaranteed Delivery:
Account Number:
CONDITIONAL TENDER
(See Instruction 10)
A stockholder may tender Shares subject to the condition that a specified minimum number of the stockholder’s Shares tendered pursuant to the Letter of Transmittal must be purchased if any Shares tendered are purchased, all as described in the Offer to Purchase and particularly in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares indicated below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and the Company urges stockholders to consult their own financial and tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.
☐	The minimum number of Shares that must be purchased, if any are purchased, is: Shares.
If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked this box:
☐	The tendered Shares represent all Shares held by the undersigned.
NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
Ladies and Gentlemen:
The undersigned hereby tenders to Pasithea Therapeutics Corp., a Delaware corporation (the “Company,” “we,” “us” or “our”), the above-described shares, par value $0.0001 per share, of the Company’s shares of its common stock (each, a “Share,” and collectively, “Shares”) at the price per Share indicated in this Letter of Transmittal, in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Company’s Offer to Purchase, dated August 9, 2023 (together with any amendments or supplements thereto, the “Offer to Purchase”), this Letter of Transmittal (together with any amendments or supplements thereto, this “Letter of Transmittal”) and other related materials as may be amended or supplemented from time to time (collectively, with the Offer to Purchase and this Letter of Transmittal, the “Offer”), receipt of which is hereby acknowledged.
Subject to and effective on acceptance for payment of, and payment for, Shares tendered pursuant to this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby agrees to sell, assign and transfer to the Company, or upon the order of the Company will sell, assign and transfer to the Company, all right, title and interest in and to all Shares that are being tendered hereby, to the full extent of the undersigned’s rights with respect to such tendered Shares to:
1.
transfer ownership of such tendered Shares on the account books maintained by The Depository Trust Company (which, in the Offer, is called the “Book-Entry Transfer Facility”), together, in any such case, with all accompanying evidence of transfer and authenticity to, or upon the order of, the Company upon receipt by Broadridge Corporate Issuer Solutions, LLC, the depositary for the Offer (the “Depositary”), as the undersigned’s agent, of the aggregate purchase price (less any applicable withholding taxes and without interest) with respect to such tendered Shares;

2.	present such tendered Shares for cancellation and transfer on the Company’s books; and

3.	receive all benefits and otherwise exercise all rights of beneficial ownership of such tendered Shares, all in accordance with the terms of and subject to the conditions of the Offer.
The undersigned hereby represents and warrants that the undersigned:
1.	has a “net long position” in Shares or Equivalent Securities (as defined below) that is at least equal to the number of Shares being tendered;
2.
has full power and authority to tender, sell, assign and transfer the tendered Shares and that, when the same are accepted for payment, the Company will acquire good title thereto, free and clear of all liens, security interests, restrictions, charges, claims, encumbrances, conditional sales agreements or other similar obligations relating to the sale or transfer of the tendered Shares, and the same will not be subject to any adverse claim or right; and

3.
will, on request by the Depositary or the Company, execute any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares (and any and all such other Shares or other securities or rights), all in accordance with the terms of and subject to the conditions of the Offer.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.
The undersigned understands that:
1.
the tender of Shares properly tendered pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal and not properly withdrawn pursuant to Section 4 of the Offer to Purchase constitutes the undersigned’s acceptance of the terms and conditions of the Offer, and the Company’s acceptance for payment of the Shares tendered pursuant to the Offer will constitute a binding agreement between the undersigned and the Company in accordance with the terms and subject to the conditions of the Offer;

2.
it is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), for a person, acting alone or in concert with others, directly or indirectly, to tender Shares for such person’s own account unless, at the time of tender and at the Expiration Date (as defined in the Offer to Purchase), such person has a “net long position” in (i) the Shares that is equal to or greater than the amount tendered, and will deliver or cause to be delivered such Shares for the purpose of tender to the Company within the period specified in the Offer, or (ii) other securities immediately convertible into, exercisable for or exchangeable into Shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer, and will deliver or cause to be delivered such Shares so acquired for the purpose of tender to the Company within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the tendering stockholder’s representation and warranty to the Company that (i) such stockholder has a “net long position” in Shares or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (ii) such tender of Shares complies with Rule 14e-4;

3.	the Company will, upon the terms and subject to the conditions of the Offer, purchase Shares properly tendered and not properly withdrawn at a price of $0.70 per Share (the “Purchase Price”);
4.
upon the terms and subject to the conditions of the Offer, the Company will accept for payment up to 5,714,285 Shares (or such greater number as we may elect to purchase, subject to applicable law). The Company may increase the number of Shares accepted for payment in the Offer by no more than 2% of the outstanding Shares without extending the Offer.

The undersigned also acknowledges that:
1.
the Company reserves the right, in its sole discretion, to increase or decrease the Purchase Price and to increase or decrease the number of Shares sought in the Offer, subject to applicable law. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), if more than 5,714,285 Shares are tendered in the Offer the Company may increase the number of Shares accepted for payment in the Offer by no more than 2% of the outstanding Shares without extending the Offer;

2.
only Shares properly tendered and not properly withdrawn, will be purchased upon the terms and subject to the conditions of the Offer. However, because of proration and the conditional tender provisions described in the Offer to Purchase, the Company may not purchase all of the Shares tendered if more than 5,714,285 Shares are properly tendered and not properly withdrawn;

3.	Shares not purchased in the Offer, including Shares not purchased because of proration or conditional tender, will be returned to you at the Company’s expense promptly after the Expiration Date;
4.
upon the terms and subject to the conditions of the Offer and subject to applicable law, the Company expressly reserves the right, in its sole discretion, (i) upon the occurrence of any of the events set forth in Section 7 of the Offer to Purchase, (a) to terminate the Offer and return all tendered Shares to tendering stockholders, (b) extend the Offer and, subject to withdrawal rights as set forth in the Offer to Purchase, retain all of the tendered Shares until the expiration of the Offer as so extended, (c) waive a condition of the Offer and, subject to any requirement to extend the period of time during which the Offer is open, purchase all of the Shares properly tendered and not properly withdrawn prior to the Expiration Date, subject to proration or (d) delay acceptance of payment or payment for Shares, subject to applicable law, until satisfaction or waiver of the conditions to the Offer, and (ii) to extend the period of time during which the Offer is open, and thereby delay acceptance for payment of, and payment for, any Shares, by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. During any such extension, all Shares previously tendered and not properly withdrawn will remain subject to the Offer and to the rights of a tendering stockholder to withdraw such stockholder’s Shares;

5.
stockholders who cannot deliver all required documents to the Depositary prior to the Expiration Date may tender their Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase;

6.	the Company has advised the undersigned to consult with the undersigned’s own advisors as to the consequences of tendering Shares pursuant to the Offer; and
7.
THE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS OF SHARES BE ACCEPTED FROM OR ON BEHALF OF, STOCKHOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION.

The undersigned agrees to all of the terms and conditions of the Offer.
Unless otherwise indicated below in the box captioned “Special Payment Instructions,” please issue the check for the purchase price for Shares accepted for payment (less any applicable withholding taxes) in the name(s) of the registered holder(s) appearing under “Description of Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the purchase price for Shares accepted for payment (less any applicable withholding taxes) to the address(es) of the registered owner(s) appearing under “Description of Shares Tendered.”
In the event that both the “Special Delivery Instructions” and the “Special Payment Instructions” are completed, please issue the check for payment of the purchase price (less any applicable withholding taxes) for Shares accepted for payment in the name(s) of, and deliver such check to the person or persons so indicated. Appropriate medallion signature guarantees by an Eligible Institution (as defined in Instruction 1) have been included with respect to Shares for which Special Payment Instructions have been given. The undersigned recognizes that the Company has no obligation pursuant to the “Special Payment Instructions” to transfer any Shares from the name of the registered holder(s) thereof if the Company does not accept for payment any of Shares so properly tendered.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 4, 5 and 6)
To be completed ONLY if the check for the purchase price for Shares accepted for payment (less any applicable withholding taxes) are to be issued in the name of someone other than the undersigned.

Issue check to:

Name:
(Please Print)
Address:
(Include Zip Code)

(Tax Identification or Social Security Number)
SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 4, 5 and 6)

To be completed ONLY if the check for payment of the purchase price for Shares accepted for payment (less any applicable withholding taxes) are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown in the box titled “Description of Shares Tendered.”

Issue check to:

Name:
(Please Print)
Address:
(Include Zip Code)

IMPOR TANT: STOCKHOLDERS SIGN HERE
(please also complete IRS Form W-9 or appropriate IRS Form W-8)
Signature of Owner(s):
Signature(s) of Owner(s):
Dated:
 (Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered holder(s) Shares as evidenced by endorsement or stock powers transmitted herewith. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, the full title of the person should be set forth. See Instruction 4).
Name(s):
(Please Print)
Capacity (full title):
(Please Print)
Address:
(Include Zip Code)
Daytime Area Code and Telephone Number:
Taxpayer Identification or Social Security No.:

Complete IRS Form W-9 or appropriate IRS Form W-8.
GUARANTEE OF SIGNATURE(S)
(For use by Eligible Institutions only;
see Instructions 1 and 4)
Name of Firm:
(Please Print)

Address:
(Include Zip Code)
Authorized Signature:

Name:
(Please Print)

Area Code and Telephone Number:

Dated:
NOTE: A notarization by a notary public is not acceptable.
PLACE MEDALLION GUARANTEE IN SPACE BELOW.

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer
1. Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if (i) this Letter of Transmittal is signed by the registered holder(s) of Shares tendered herewith, unless such registered holder(s) has or have completed the box captioned “Special Delivery Instructions” or the box captioned “Special Payment Instructions” on this Letter of Transmittal or (ii) such Shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of a Medallion Program approved by the Securities Transfer Agents Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution” as the term is defined in Exchange Act Rule 17Ad-15 (each an “Eligible Institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 4. If you have any questions regarding the need for a signature guarantee, please call the Information Agent toll-free at (855) 793-5068.
2. Requirements of Tender. This Letter of Transmittal is to be completed by stockholders. For a stockholder to validly tender Shares pursuant to the Offer, (i) this Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees, and any other required documents, must be received by the Depositary at one of its addresses set forth on the back of this Letter of Transmittal prior to the Expiration Date, (ii) this Letter of Transmittal, properly completed and duly executed, together with any other required documents, must be received by the Depositary at one of its addresses set forth on the back of this Letter of Transmittal prior to the Expiration Date or (iii) the stockholder must comply with the guaranteed delivery procedures set forth below and in Section 3 of the Offer to Purchase.
Tenders of Shares made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If, following the Expiration Date, we have not accepted for payment the Shares you have tendered to us by 5:00 P.M., New York City time, on October 4, 2023, the 40th business day from the commencement of the Offer, you may also withdraw your Shares at any time thereafter. To withdraw tendered Shares, stockholders must deliver a written notice of withdrawal to the Depositary within the prescribed time period at one of the addresses set forth in this Letter of Transmittal.
Any notice of withdrawal must specify the name of the tendering stockholder, the number of Shares to be withdrawn, and the name of the registered holder of such Shares. Withdrawals may not be rescinded and any Shares withdrawn will not be properly tendered for purposes of the Offer unless the withdrawn Shares are properly re-tendered prior to the Expiration Date by following the procedures described above.
Stockholders who cannot deliver all required documents to the Depositary prior to the Expiration Date may tender their Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Pursuant to those procedures, (a) tender must be made by or through an Eligible Institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company, must be received by the Depositary prior to the Expiration Date and (c) a book-entry confirmation with respect to all such Shares, together with a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, and any other required documents, must be received by the Depositary, in each case, within two trading days after the date of execution of the Notice of Guaranteed Delivery as provided in Section 3 of the Offer to Purchase. A “trading day” is any day on which the Nasdaq Stock Market is open for business.
THE METHOD OF DELIVERY OF SHARES, THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS IS AT THE SOLE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. SHARES, AND THIS LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. WHEN DELIVERING BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.
Except as specifically provided by the Offer to Purchase, no alternative, conditional or contingent tenders will be accepted. No fractional Shares will be purchased. All tendering stockholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance for payment of their Shares.

3. Inadequate Space. If the space provided in this Letter of Transmittal is inadequate, the number of Shares should be listed on a separate signed schedule attached hereto. The same Shares cannot be tendered more than once, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.
4. Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of Shares tendered hereby, the signature(s) must correspond with the name(s) as written on a security position listing without any change or alteration whatsoever.
If any of the Shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal.
If this Letter of Transmittal or any stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing and submit proper evidence satisfactory to the Company of his or her authority to so act.
If this Letter of Transmittal is signed by the registered owner(s) of Shares tendered hereby, no endorsements or separate stock powers are required unless payment of the purchase price is to be made to a person other than the registered owner(s). Signatures on any such stock powers must be guaranteed by an Eligible Institution.
If this Letter of Transmittal is signed by a person other than the registered owner(s) of Shares tendered hereby, it must be accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered owner(s) appear(s) on the security position listing(s). The signature(s) on any such stock power(s) must be guaranteed by an Eligible Institution.
5. Stock Transfer Taxes. Except as otherwise provided in this Instruction 5, the Company will pay any stock transfer taxes with respect to the transfer and sale of Shares to it pursuant to the Offer. If payment of the purchase price for Shares for payment is to be made to, or if Shares not tendered or accepted for payment are to be registered in the name of, any person(s) other than the registered owner(s), or if Shares tendered hereby are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered owner(s) or such other person(s)) will be payable on account of the transfer to such person(s) unless satisfactory evidence of the payment of such taxes or exemption from the payment of such taxes is submitted with this Letter of Transmittal.
Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to this Letter of Transmittal.
6. Special Payment and Delivery Instructions. If a check for the purchase price of any Shares accepted for payment is to be issued in the name of a person other than the signer of this Letter of Transmittal, or if a check is to be sent to a person other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed.
7. Waiver of Conditions; Irregularities. All questions as to the number of Shares to be accepted, the purchase price to be paid for Shares to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares and the validity (including time of receipt) and form of any notice of withdrawal of tendered Shares will be determined by the Company, in its sole discretion, subject to applicable laws, and such determination will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. The Company may delegate power in whole or in part to the Depositary. The Company reserves the absolute right to reject any or all tenders of any Shares that the Company determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of the Company’s counsel, be unlawful. The Company reserves the absolute right to reject any notices of withdrawal that it determines are not in proper form. The Company also reserves the absolute right, subject to the applicable rules and regulations of the SEC, to waive any of the conditions of the Offer prior to the Expiration Date or any defect or irregularity in any tender or withdrawal with respect to any particular Shares or any particular stockholder (whether or not the Company waives similar defects or irregularities in the case of other stockholders), and the Company’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. In the event a condition of the Offer is waived with respect to any particular stockholder, the same condition will be waived with respect to all stockholders. No tender or withdrawal of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering or withdrawing stockholder or waived by the

Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender or withdrawal of Shares. Unless waived, any defects or irregularities in connection with tenders or withdrawals must be cured within the period of time the Company determines. None of the Company, the Information Agent, the Depositary or any other person will be obligated to give notice of any defects or irregularities in any tender or withdrawal, nor will any of the foregoing incur any liability for failure to give any such notification.
8. Backup Withholding. In order to avoid backup withholding of U.S. federal income tax on payments of cash pursuant to the Offer, a U.S. Holder (as defined below) tendering Shares in the Offer must provide the Depositary or other applicable withholding agent with such U.S. Holder’s correct taxpayer identification number (“TIN”) (i.e., social security number or employer identification number) on a duly completed and properly executed IRS Form W-9, a copy of which can be obtained from the Depositary or from the IRS website (www.irs.gov), and certify under penalties of perjury that (i) the TIN provided is correct, (ii) (a) the U.S. Holder is exempt from backup withholding, (b) the U.S. Holder has not been notified by the Internal Revenue Service (the “IRS”) that such U.S. Holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified the U.S. Holder that such U.S. Holder is no longer subject to backup withholding, and (iii) the U.S. Holder is a U.S. citizen or other U.S. person (as defined in the instructions to IRS Form W-9). If a U.S. Holder does not provide a correct TIN or fails to provide the certifications described above, the payment of cash to such U.S. Holder pursuant to the Offer would be subject to backup withholding at the applicable statutory rate (currently 24%).
A “U.S. Holder” is any stockholder that for U.S. federal income tax purposes is (i) an individual that is a U.S. citizen or U.S. resident alien, (ii) a partnership, corporation, company or association created or organized in the United States or under the laws of the United States, (iii) an estate (other than a foreign estate), or (iv) a domestic trust (as defined in Treasury Regulations Section 301.7701-7).
If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds Shares, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding Shares, you are urged to consult with your tax advisor regarding the tax consequences of the purchase, ownership and disposition of Shares.
Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is timely filed with the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained upon timely filing an income tax return.
If Shares are held in more than one name or are not in the name of the actual owner, consult the instructions to IRS Form W-9 for guidance on which number to report. If a U.S. Holder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such U.S. Holder should consult the instructions to IRS Form W-9 for guidance on how to complete IRS Form W-9.
Non-U.S. Holders (as defined below) must provide the Depositary or other applicable withholding agent with a duly completed and properly executed IRS Form W-8BEN, W-8BEN-E or other applicable IRS Form W-8 in order to avoid backup withholding. A copy of the appropriate IRS Form W-8 may be obtained from the Depositary or from the IRS website (www.irs.gov). A “Non-U.S. Holder” is a stockholder that is not a U.S. Holder.
Each Holder is urged to consult its tax advisors for further guidance regarding the completion of IRS Form W-9, IRS Form W-8BEN, IRS Form W-8BEN-E or another version of IRS Form W-8 to claim exemption from backup withholding.
9. Requests for Assistance or Additional Copies. If you have questions or need assistance, you should contact the Information Agent at its address and telephone number set forth on Schedule I to the Offer to Purchase. If you require additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery, the IRS Form W-9 or other related materials, you should contact the Information Agent. Copies will be furnished promptly at the Company’s expense.
10. Conditional Tenders. As described in Sections 3 and 6 of the Offer to Purchase, stockholders may condition their tenders on all or a minimum number of their tendered Shares being purchased.

If you wish to make a conditional tender you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery. In this box in this Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery, you must calculate and appropriately indicate the minimum number of Shares that must be purchased if any are to be purchased.
As discussed in Sections 3 and 6 of the Offer to Purchase, proration may affect whether the Company accepts conditional tenders and may result in Shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of Shares would not be purchased. Upon the terms and subject to the conditions of the Offer, if, because of proration (because more than the number of Shares sought are properly tendered), the minimum number of Shares that you designate will not be purchased, the Company may accept conditional tenders made at or below the Purchase Price by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all of your Shares and check the box so indicating. Upon selection by lot, if any, the Company will limit its purchase in each case to the designated minimum number of Shares.
All tendered Shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed.
The conditional tender alternative is made available so that a stockholder may seek to structure the purchase of Shares pursuant to the Offer in such a manner that the purchase will be treated as a sale of such Shares by the stockholder, rather than the payment of a dividend to the stockholder, for U.S. federal income tax purposes. It is the tendering stockholder’s responsibility to calculate the minimum number of Shares that must be purchased from the stockholder in order for the stockholder to qualify for sale rather than dividend treatment. Each stockholder is urged to consult his or her own tax advisor. See Section 6 of the Offer to Purchase.
11. Order of Purchase in Event of Proration. As described in Section 1 of the Offer to Purchase, stockholders may designate the order in which their Shares are to be purchased in the event of proration. The order of purchase may have an effect on the U.S. federal income tax classification and the amount of any gain or loss on Shares purchased. See Section 1 and Section 13 of the Offer to Purchase.
IMPORTANT: THIS LETTER OF TRANSMITTAL, TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE, OR THE TENDERING STOCKHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.